Exhibit 8.1

[●]

1Life Healthcare, Inc.

One Embarcadero Center, Suite 1900

San Francisco, California 94111

Ladies and Gentlemen:

We have acted as counsel to 1Life Healthcare, Inc., a Delaware corporation (“Parent”), in connection with the proposed merger (the “Merger”) to be undertaken pursuant to the Agreement and Plan of Merger (as defined below) as described in the Registration Statement on Form S-4 originally filed with the Securities and Exchange Commission on [●], as amended through the date hereof (the “Registration Statement”), of which this exhibit is a part. All section references, unless otherwise indicated, are to the United States Internal Revenue Code of 1986, as amended (the “Code”). This opinion is being delivered in connection with the Registration Statement. Capitalized terms not defined herein have the meanings set forth in the Merger Agreement.

In preparing this opinion, we have examined and relied upon the Registration Statement, including the Prospectus included therein, the Agreement and Plan of Merger dated as of June 6, 2021 (the “Merger Agreement”) by and among Parent, SB Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and Iora Health, Inc., a Delaware corporation (“Iora”), and such other documents as we have deemed necessary or appropriate in order to enable us to render this opinion. In our examination of documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories. We have also assumed that the transactions described in the Registration Statement (including the Merger) have been, are, or will be consummated in accordance with the Merger Agreement and as described in the Registration Statement, and that none of the terms and conditions contained herein have been, are, or will be waived or modified in any respect prior to the effective time of the Merger, except to the extent expressly stated in this opinion letter.

In rendering this opinion, we have assumed without investigation or verification that the facts and factual statements set forth in the Registration Statement and the Merger Agreement are true, correct and complete in all material respects; that the Merger will be completed in accordance with the Registration Statement and the Merger Agreement; that the statements, representations, covenants and agreements contained in tax representation letters delivered to us by Parent and Merger Sub and by Iora are true, accurate and complete; that there is no change in applicable law between the date hereof and the effective time of the Merger; that any representation in any of the documents referred to herein that is made “to the best of the knowledge and belief” (or similar qualification) of any person or party is true, correct and complete without such qualification; and that, as to all matters for which a person or entity has represented that such person or entity is not a party to, does not have, or is not aware of, any plan, intention, understanding or agreement, there is no such plan, intention, understanding or agreement. Any inaccuracy in, or breach of, any of the aforementioned statements, representations or assumptions could adversely affect our opinion.

Our opinion is based on existing provisions of the Code, Treasury Regulations, judicial decisions, and rulings and other pronouncements of the Internal Revenue Service as in effect on the date of this opinion, all of which are subject to change (possibly with retroactive effect) or reinterpretation. Our opinion

July 6, 2021

Page Two

is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not assert a contrary position. In addition, no assurances can be given that a change in the law on which our opinion is based or the interpretation thereof will not occur or that such change will not affect the opinion expressed herein. We undertake no responsibility to advise of any such developments in the law.

No opinion is expressed as to any matter not discussed herein. The opinion we express herein is limited solely to matters governed by the federal income tax laws of the United States. No opinion may be implied or inferred beyond that which is expressly stated in this opinion letter. Our opinion is expressed as of the date hereof and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue, inaccurate or incomplete, in which case, our opinions shall be void and of no force or effect, but only to the extent that such untruth, inaccuracy or incompletion affects the accuracy of the opinion provided herein.

Based upon the foregoing and subject to the limitations, qualifications, exceptions, and assumptions set forth herein and in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences,” we are of the opinion that, for U.S. federal income tax purposes, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

This opinion is being furnished in connection with the filing of the Registration Statement, and cannot be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name therein under the captions “Material U.S. Federal Income Tax Consequences” and “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,

COOLEY LLP